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                                                                    EXHIBIT 99.3





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                                                                     KENTUCKY FIRST FEDERAL BANCORP
                                                                     Subscription & Community Offering
                                                                     Stock Order Form
                                                                     ---------------------------------------------------------------
                                                                     FIRST FEDERAL SAVINGS AND LOAN             EXPIRATION DATE
                                                                          ASSOCIATION OF HAZARD              for Stock Order Forms:
                                                                             479 Main Street                   December __. 2004
                                                                               PO Box 1069                        12 Noon, EST
                                                                       Hazard, Kentucky 41702-1069         (received not postmarked)
                                                                              ___-___-____
                                                                     ---------------------------------------------------------------
                                                                     IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock.  Copies of this form are not required to be accepted.  Please read the Stock Ownership
                                                                     Guide and Stock Order Form Instructions as you complete this form.
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
  (1) NUMBER OF SHARES        Subscription    (2) TOTAL PAYMENT DUE       Minimum number of shares: 25 shares ($250.00)
                                 Price                                    Maximum number of shares: 30,000 shares ($300,000.00). See
                              X 10.00 = $                                 Instructions.
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(3A) FIRST FEDERAL OF HAZARD EMPLOYEE/OFFICER/DIRECTOR INFORMATION
[ ] Check here if you are an employee, officer or director of First Federal Savings and Loan Association of Hazard ("First Federal
     of Hazard") or member of such person's immediate family living in the same household.
(3B) FRANKFORT FIRST BANCORP, INC. SHAREHOLDER INFORMATION
[ ] Check here if you are also a shareholder of Frankfort First Bancorp, Inc. How many shares do you now own or control?
________________________ Shares
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(4) METHOD OF PAYMENT/CHECK
Enclosed is a check, bank draft or money order payable to Kentucky First      Total Check Amount    $                      .
Federal Bancorp in the amount indicated in this box.
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(5) METHOD OF PAYMENT/WITHDRAWAL  - The undersigned authorizes withdrawal from the following account(s) at First Federal of Hazard.
There is no early withdrawal penalty for this form of payment.
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                   Bank Use                              Account Number(s) To Withdraw                $ Withdrawal Amount
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                                                                                                    $                     .
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                                                                                                    $                     .
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(6) PURCHASER INFORMATION
    Subscription Offering - Check here if you:
[ ] a. had a deposit account(s) totaling $50.00 or more on June 30, 2003. ("Eligible Account Holder".) List account(s) below.
[ ] b. had  a deposit account(s) totaling $50.00 on _________  __, 2004 but are not an Eligible Account Holder.
    ("Supplemental Eligible Account Holder".)   List account(s) below.
[ ] c. had  a deposit account(s) on ______ __,  2004 but are not an Eligible Account Holder or Supplemental Eligible Account Holder.
    ("Other Depositor".)   List account(s) below.

    Community Offering - Check here if you:
[ ] d. are an other community member (Indicate county of residence in #9 below).
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       PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.
                                           SEE REVERSE SIDE FOR ADDITIONAL SPACE.
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          Account Number(s)                                Account Title (Name(s) on Account)                          BANK USE
--------------------------------------- -------------------------------------------------------------------------- -----------------

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(7) FORM OF STOCK OWNERSHIP &  SS# OR TAX ID#:                                           SS#/Tax ID#-
                                                                                         ------------   ----------------------------
[ ]Individual  [ ]Joint Tenants [ ]Tenants in Common [ ]Fiduciary (i.e. trust, estate)
[ ]Uniform Transfers to Minors Act [ ]Company/Corporation/ [ ]IRA or other qualified     SS#/Tax  ID#-
   (Indicate SS# of Minor only)        Partnership             plan
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(8) STOCK REGISTRATION & ADDRESS: Name and address to appear on stock certificate. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.
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Name:
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Name
Continued:
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MAIL TO-
Street:
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City:                                                                   State:                  Zip Code:
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(9) TELEPHONE      (    )             --                 (    )              --                 KY County
 Daytime/Evening                                                                                of Residence
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(10) [ ] NASD AFFILIATION - Check here if you are a member of the National   (11) [ ] ASSOCIATES/ACTING IN CONCERT - Check here and
Association of Securities Dealers, Inc. ("NASD"), a person affiliated, or    complete the reverse side of this form, if you or any
associated, with a NASD member, (continued on reverse side)                  associates or persons acting in concert with you have
                                                                             submitted other orders for shares.
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(12) ACKNOWLEDGEMENT - To be effective, this stock order form must be properly completed and physically received by First Federal of
Hazard no later than 12 Noon, EST, December __, 2004, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by First Federal of Hazard, this stock order form may not be modified, withdrawn or canceled without First Federal of Hazard's consent and if authorization to withdraw from deposit accounts at First
Federal of Hazard has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form is true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plans of reorganization and stock issuance of First Federal of Hazard described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to First Federal of Hazard.

                                                                                                                     ---------------
FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING, OR ENTERING INTO ANY AGREEMENT, DIRECTLY OR INDIRECTLY,      Bank Use
TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING SECURITIES TO THE ACCOUNT     ---------------
OF ANOTHER. FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD, FIRST FEDERAL, MHC AND KENTUCKY FIRST FEDERAL
BANCORP WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF
SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE SUCH TRANSFER.

UNDER PENALTY OF PERJURY, I CERTIFY THAT I AM PURCHASING SHARES SOLELY FOR MY ACCOUNT AND THAT THERE IS NO
AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF SUCH SHARES, OR MY RIGHT TO SUBSCRIBE FOR SHARES.
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                 THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED IN ADDITION TO THE SIGNATURE BELOW
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Signature                                        Date         Signature                                       Date

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
ITEM (6) PURCHASER ACCOUNT INFORMATION - CONTINUED:
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         Account Number(s)                                    Account Title (Name(s) on Account)                        BANK USE
------------------------------------   ----------------------------------------------------------------------------  ---------------

------------------------------------   ----------------------------------------------------------------------------  ---------------

------------------------------------   ----------------------------------------------------------------------------  ---------------

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ITEM (10) NASD CONTINUED:
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a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefore.
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ITEM (11) ASSOCIATES/ACTING IN CONCERT CONTINUED:
If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).
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                                 Name(s) listed on other stock order forms                                 Number of shares ordered
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ASSOCIATE - The term "associate" of a person means:

(1) any corporation or organization, other than Kentucky First Federal Bancorp, First Federal, MHC, First Federal Savings and Loan
Association of Hazard or a majority-owned subsidiary of Kentucky First Federal Bancorp, First Federal, MHC or First Federal Savings
and Loan Association of Hazard of which a person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

(2) any trust or other estate in which the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate;

(3) any person who is related by blood or marriage to such person and who either lives in the same house as the person or who is a director or senior officer of Kentucky First Federal Bancorp, First Federal, MHC, First Federal Savings and Loan Association of
Hazard or a subsidiary thereof; and

(4) any person acting in concert with the persons specified above.

ACTING IN CONCERT - The term "acting in concert" means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

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                                YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
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                                                         CERTIFICATION FORM
I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY KENTUCKY FIRST FEDERAL BANCORP, FIRST FEDERAL, MHC, FIRST FEDERAL SAVINGS
AND LOAN ASSOCIATION OF HAZARD, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS
SUBJECT TO LOSS.

If anyone asserts to you that this security is federally insured or guaranteed, or is as safe as an insured deposit, they should call the Office of Thrift Supervision, John Ryan, Regional Director of the OTS Southeastern Regional Office at (404) 888-0771.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Kentucky First Federal Bancorp (the
"Company"), the proposed holding company for First Federal Savings and Loan Association of Hazard, or First Federal Savings Bank of
Frankfort, I received a prospectus of the Company dated _____, 2004 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the "Risk Factors" section the risks involved in the investment in this common stock.




           (BY EXECUTING THIS CERTIFICATION FORM THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS,
                            INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934)

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Signature                                                     Date           Signature                                      Date

------------------------------------------------------------  -------------  --------------------------------------------   --------
Print Name                                                                   Print Name

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                                    THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK
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
Kentucky First Federal Bancorp
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                                                            STOCK OWNERSHIP GUIDE
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INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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UNIFORM TRANSFERS TO MINORS ACT ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform
Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Kentucky Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA KY (use minor's social security number).
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FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

         o        The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.

         o        The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

         o        A description of the document governing the fiduciary relationship, such as a trust agreement or court order.
                  Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

         o        The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

         o        The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 2-17-95 for Susan Doe.
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                                                        STOCK ORDER FORM INSTRUCTIONS
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ITEMS 1 AND 2 - NUMBER OF SHARES AND TOTAL PAYMENT DUE
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription Offering is 25 shares. As more fully described in the plan of reorganization and minority stock issuance outlined in the prospectus, the maximum purchase in the Subscription Offering is $300,000 (30,000 shares), and the maximum purchase in the Community Offering (if held) by any person, is $300,000 (30,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $300,000 (30,000 shares) of common stock.
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ITEM 3A - FIRST FEDERAL OF HAZARD EMPLOYEE/OFFICER/DIRECTOR INFORMATION
Check this box to indicate whether you are an employee, officer or director of First Federal Savings and Loan Association of Hazard
or a member of such person's immediate family living in the same household.
ITEM 3B - FRANKFORT FIRST BANCORP, INC. SHAREHOLDER INFORMATION
Check this box to indicate whether you are also a shareholder of Frankfort First Bancorp, Inc. Also indicate how many shares you own or control.
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ITEM 4 - METHOD OF PAYMENT BY CHECK
If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Kentucky First Federal Bancorp.  Your funds will earn interest at First Federal of
Hazard regular passbook rate of interest until the reorganization is completed.
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ITEM 5 - METHOD OF PAYMENT BY WITHDRAWAL
If you pay for your stock by a withdrawal from a deposit account at First Federal Savings and Loan Association of Hazard, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases.
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ITEM 6 - PURCHASER INFORMATION
Subscription Offering
  a. Check this box if you had a deposit account(s) totaling $50.00 or more on June 30, 2003.  ("Eligible Account Holder".)
  b. Check this box if you had a deposit account(s) totaling $50.00 or more on ____ __, 2004 but are not an Eligible Account Holder.
     ("Supplemental Eligible Account Holder".)
  c. Check this box if you had a deposit account(s) on ____ __, 2004 but are not an Eligible Account Holder or Supplemental Eligible
   Account Holder.  ("Other Depositor".)
Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.
NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.
Community Offering
  d. Check this box if you are an other community member (Indicate county of residence in item 9).
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ITEMS 7 AND 8 - FORM OF STOCK OWNERSHIP, SS# OR TAX ID#, STOCK REGISTRATION, /MAILING ADDRESS AND COUNTY
Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7.
Complete the requested stock certificate registration, mailing address and county in item 8.
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.
If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide". ADDING THE NAMES OF OTHER PERSONS WHO ARE NOT OWNERS OF
YOUR QUALIFYING ACCOUNT(s) WILL RESULT IN THE LOSS OF YOUR SUBSCRIPTION RIGHTS.
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ITEM 9 - TELEPHONE NUMBER(s)
Indicate your daytime and evening telephone number(s).  We may need to call you if we have any questions regarding your order or we cannot execute your order as given.
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ITEM 10 - NASD AFFILIATION
Check this box if you are a member of the NASD or if this item otherwise applies to you.
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ITEM 11 - ASSOCIATES/ACTING IN CONCERT
Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert (also defined on the reverse) with you has submitted another order for shares and complete the reverse side of the stock order and certification form.
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ITEM 12 - ACKNOWLEDGEMENT
Sign and date the stock order and certification form where indicated. Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order and certification form to First Federal of Hazard's Office. Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by First Federal of Hazard no later than 12 Noon, EST, _____ __, 2004 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our Stock Center at ___-___-____,
Monday through Friday, between the hours of 9:00 a.m. and 4:00 p.m. The Stock Center will be closed for bank holidays.
                                     First Federal Savings and Loan Association of Hazard, Stock Center
                                                        479 Main Street; PO Box 1069
                                                         Hazard, Kentucky 41702-1069
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